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                                                                    Exhibit 99.2

PRESS RELEASE:

Contact:  Geoffrey G. Meyers, Chief Financial Officer
          (419) 252-5545
          Internet: gmeyers@COMPUSERVE.COM
          Web Site - http://www.businesswire.com/cnn/hcr.htm

     Toledo, Ohio, September 25, 1998 - HCR Manor Care, Inc. (HCR), announced that the merger of Health Care and Retirement Corporation and Manor Care Inc. was completed today. Both companies' shareholders had voted to approve the merger on September 24, 1998.

     "This is a merger of the two best companies in our industry", said Paul A. Ormond, President and Chief Executive Officer of the combined company. "The combination of top facilities with a strong record of performance will provide a tremendous foundation for our multi-faceted growth strategy for HCR Manor Care".

     HCR Manor Care has more than 55,000 employees providing high quality care through a network of long term centers, assisted living facilities, outpatient rehabilitation clinics, home health care offices, and management service for professional organizations. HCR Manor Care shares will continue to be traded on the New York Stock Exchange under the ticker symbol HCR.